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As filed with the Securities and Exchange Commission on July 30, 2015

File No. 001-37356

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Care Capital Properties, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	37-1781195 (I.R.S. employer Identification number)
353 North Clark Street, Suite 2900 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

(312) 881-4700
(Registrant's telephone number, including area code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.01 per share	New York Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act: None

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

 CARE CAPITAL PROPERTIES, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10

        Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.    Business.

        The information required by this item is contained under the sections of the information statement entitled "Information Statement Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Certain Relationships and Related Person Transactions," "Our Relationship with Ventas Following the Distribution" and "Where You Can Find More Information." Those sections are incorporated herein by reference.

Item 1A.    Risk Factors.

        The information required by this item is contained under the section of the information statement entitled "Risk Factors" and "Cautionary Statement Concerning Forward-Looking Statements." Those sections are incorporated herein by reference.

Item 2.    Financial Information.

        The information required by this item is contained under the sections of the information statement entitled "Unaudited Pro Forma Condensed Combined Consolidated Financial Statements," "Selected Historical Combined Consolidated Financial Data," and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Those sections are incorporated herein by reference.

Item 3.    Properties.

        The information required by this item is contained under the sections of the information statement entitled "Business—Our Properties," and "Index to Financial Statements" and Schedule III of the financial statements therein. Those sections are incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

        The information required by this item is contained under the section of the information statement entitled "Security Ownership of Certain Beneficial Owners and Management." That section is incorporated herein by reference.

Item 5.    Directors and Executive Officers.

        The information required by this item is contained under the section of the information statement entitled "Management." That section is incorporated herein by reference.

Item 6.    Executive Compensation.

        The information required by this item is contained under the sections of the information statement entitled "Compensation of Named Executive Officers." That section is incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions, and Director Independence.

        The information required by this item is contained under the sections of the information statement entitled "Management," "Business—Conflicts of Interest Policies," and "Certain Relationships and Related Person Transactions." Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings.

        The information required by this item is contained under the section of the information statement entitled "Business—Legal Proceedings." That section is incorporated herein by reference.

Item 9.    Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters.

        The information required by this item is contained under the sections of the information statement entitled "Dividend Policy," "Capitalization," "The Separation and Distribution," and "Description of CCP's Capital Stock." Those sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities.

        The information required by this item is contained under the sections of the information statement entitled "Description of Material Indebtedness" and "Description of CCP's Capital Stock—Sale of Unregistered Securities." Those sections are incorporated herein by reference.

Item 11.    Description of Registrant's Securities to be Registered.

        The information required by this item is contained under the sections of the information statement entitled "Dividend Policy," "The Separation and Distribution," and "Description of CCP's Capital Stock." Those sections are incorporated herein by reference.

Item 12.    Indemnification of Directors and Officers.

        The information required by this item is contained under the section of the information statement entitled "Description of CCP's Capital Stock—Limitations on Liability, Indemnification of Officers and Directors, and Insurance." That section is incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data.

        The information required by this item is contained under the section of the information statement entitled "Unaudited Pro Forma Condensed Combined Consolidated Financial Statements" and "Index to Financial Statements" (and the financial statements and related notes referenced therein). Those sections are incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

        None.

Item 15.    Financial Statements and Exhibits.

(a)
Financial Statements

        The information required by this item is contained under the section of the information statement entitled "Unaudited Pro Forma Condensed Combined Consolidated Financial Statements" and "Index to Financial Statements" (and the financial statements and related notes referenced therein). Those sections are incorporated herein by reference.

(b)
Exhibits

        See below.

        The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement**

3.1	Form of Amended and Restated Certificate of Incorporation of Care Capital Properties, Inc.*

3.2	Form of Amended and Restated Bylaws of Care Capital Properties, Inc.*

10.1	Form of Transition Services Agreement*

10.2	Form of Tax Matters Agreement*

10.3	Form of Employee Matters Agreement**

10.4	Form of Employment Agreement between Care Capital Properties, Inc. and Raymond J. Lewis*

10.5	Form of Employee Protection and Noncompetition Agreement between Care Capital Properties, Inc. and Lori B. Wittman*

10.6	Form of Employee Protection and Noncompetition Agreement between Care Capital Properties, Inc. and Timothy A. Doman*

10.7	Form of Employee Protection and Noncompetition Agreement between Care Capital Properties, Inc. and Kristen M. Benson*

10.8	Form of Care Capital Properties, Inc. 2015 Incentive Plan*

21.1	Subsidiaries of Care Capital Properties, Inc.*

99.1	Information Statement of Care Capital Properties, Inc., preliminary and subject to completion**

*
Previously filed.

**
Filed herewith.

 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CARE CAPITAL PROPERTIES, INC.
By:	/s/ RAYMOND J. LEWIS
	Name:	Raymond J. Lewis
	Title:	Chief Executive Officer

Date: July 30, 2015

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CARE CAPITAL PROPERTIES, INC.
INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
  Item 1. Business.
  Item 1A. Risk Factors.
  Item 2. Financial Information.
  Item 3. Properties.
  Item 4. Security Ownership of Certain Beneficial Owners and Management.
  Item 5. Directors and Executive Officers.
  Item 6. Executive Compensation.
  Item 7. Certain Relationships and Related Transactions, and Director Independence.
  Item 8. Legal Proceedings.
  Item 9. Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters.
  Item 10. Recent Sales of Unregistered Securities.
  Item 11. Description of Registrant's Securities to be Registered.
  Item 12. Indemnification of Directors and Officers.
  Item 13. Financial Statements and Supplementary Data.
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
  Item 15. Financial Statements and Exhibits.
SIGNATURES